SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2011

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

22762 Westheimer Parkway
Suite 515
Katy, Texas 77450
(Address of Principal Executive Offices)

(832) 437-0329
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2011, Glen Rose Petroleum Corporation (“the “Company”) received notice from Mr. Martin Chopp that he was resigning as a director of the Company effective March 15, 2011. The notice indicated as the reason for Mr. Chopp’s resignation, his desire to focus on other business interests.  Mr. Chopp is the director nominated by Iroquois Capital Opportunity Fund, LP, pursuant to the Bylaws of the Company (the “Nominated Director”). The approval of the Nominated Director is required for certain actions proposed to be taken by the Company, as set forth in the Bylaws.  The Bylaws provide that, in the event of any vacancy created by the resignation of the Nominated Director, Iroquois Capital Opportunity Fund, LP or its assignee of such rights shall have the right to nominate a replacement Nominated Director, which director shall begin to serve immediately as a director of the Corporation.

A copy of this current report on Form 8-K was furnished to Mr. Chopp for review prior to its filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2011	GLEN ROSE PETROLEUM CORPORATION

	By:	/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins, President